UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2010
BANKATLANTIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	34-027228	65-0507804

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
Registrant’s telephone number, including area code: 954-940-5000
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
As previously reported, BankAtlantic Bancorp, Inc. (the “Company”) has commenced cash offers to purchase, and consent solicitations relating to, $285,375,000 in principal amount of outstanding trust preferred securities (“TruPS”), and the Company is exploring a variety of options for raising the funds necessary to satisfy the financing condition to which such offers are subject. In connection therewith, the Company intends to file a shelf registration statement on Form S-3 registering up to $75 million of the Company’s securities which the Company may issue from time to time in the future. The Company may use all or a portion of the proceeds from the sale of the securities registered under the Form S-3 to purchase any TruPS that are validly tendered and not withdrawn. However, the decisions regarding whether to sell the securities registered under the Form S-3 and the use of the proceeds from any such sales will be made by the Company in its sole discretion, and there is no assurance as to how much, if any, of the securities registered under the Form S-3 the Company will issue in the future. Further, there is no assurance as to the amount of TruPS, if any, that the Company may purchase pursuant to the offers to purchase.
This Current Report on Form 8-K does not constitute an offer of any securities for sale.
The foregoing information is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. Further, the furnishing of the information included under this Item 7.01 shall not be deemed an admission as to the materiality of such information.

Item 8.01	Other Events.
As previously reported, the Company completed a rights offering to its shareholders on September 29, 2009 pursuant to which participating shareholders purchased shares of the Company’s Class A Common Stock at a subscription price that was lower than the market price of the Company’s Class A Common Stock on that date. As a result, the rights offering was deemed to contain a bonus element that is similar to a stock dividend, requiring the Company to adjust the weighted average number of common shares used to calculate the Company’s basic and diluted earnings per share in prior periods retrospectively by a factor of 1.34. The following table sets forth the effect of this retrospective adjustment of basic and diluted earnings per share for each of the years during the five-year period ended December 31, 2008.

	For the Years Ended December 31,
	(unaudited)
	2008		2007		2006		2005		2004
	As	As	As	As	As	As	As	As	As	As
	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Basic earnings (loss) per share from:
Continuing operations	$(19.53)	(14.54)	(2.58)	(1.93)	2.20	1.65	3.52	2.63	4.48	3.35
Discontinued operations	1.48	1.10	0.67	0.51	(0.94)	(0.71)	1.38	1.04	1.46	1.10

Basic earnings (loss) per share	$(18.05)	(13.44)	(1.91)	(1.42)	1.26	0.94	4.90	3.67	5.94	4.45

Diluted earnings (loss) per share from:
Continuing operations	$(19.53)	(14.54)	(2.58)	(1.93)	2.15	1.61	3.37	2.53	4.23	3.17
Discontinued operations	1.48	1.10	0.67	0.51	(0.92)	(0.69)	1.32	0.94	1.38	1.01

Diluted earnings (loss) per share	$(18.05)	(13.44)	(1.91)	(1.42)	1.23	0.92	4.69	3.47	5.61	4.18

The effect of the retrospective adjustment of basic and diluted earnings per share for the nine months ended September 30, 2008 was included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, which the Company filed with the Securities and Exchange Commission on November 9, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKATLANTIC BANCORP, INC.
Date: February 12, 2010	By:	/s/ Valerie C. Toalson
Valerie C. Toalson,
Executive Vice President and Chief Financial Officer